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                                                                    Exhibit 10.1


                              EMPLOYMENT AGREEMENT



         This AGREEMENT (the "Agreement") is made and entered into as of this 1ST day of September, 1996, by and among PhoneTel Technologies, Inc.(the "Corporation") and Richard Kebert (the "Executive").

         WHEREAS, the Corporation desires to have the Executive provide services to the Corporation as Chief Financial Officer, having determined that the services of the Executive are of value to the Corporation, and the Executive desires to be employed by the Corporation as Chief Financial Officer.

         NOW THEREFORE, in consideration of the Executive's performance of the duties set forth herein, and upon the other terms and conditions hereinafter provided, the parties agree as follows:

         1.       Employment and Services.
                  ------------------------

         During the term of this Agreement, the Executive shall be employed as Chief Financial Officer of the Corporation. As Chief Financial Officer, the Executive shall render administrative and management services to the Corporation such as are customarily performed by persons situated in similar executive positions, and such other duties as the Chief Executive Officer ("CEO") and/or Chief Administrative Officer ("CAO") of the Corporation may from time to time direct. As an employee of the Corporation, the Executive shall report directly to the CEO and/or CAO of the Corporation.

         2.       Term of Agreement
                  -----------------

         The term of this Agreement shall continue for eighteen (18) months beginning September 3, 1996 and ending on March 3, 1998. The Agreement shall automatically be extended for an additional one-year period, unless the Executive is notified that it shall not be extended one hundred twenty (120) days prior to the expiration of the term or extended term of this Agreement.

         3.       Obligations of the Executive
                  ----------------------------

         The Executive agrees to devote his best efforts and his entire business time to the business and affairs of the Corporation, and to discharge his responsibilities hereunder. The Executive may serve on corporate, civic or charitable boards or committees and may manage personal investments, so long as such activities do not interfere in any material respect with the performance of his responsibilities hereunder.



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         4.       Compensation.
                  -------------

                  a. SALARY. During the term of this Agreement, the Corporation shall pay the Executive a salary of $120,000 per annum, which shall be paid at regular intervals in accordance with the Corporation's normal payroll practices.

                  b. INCENTIVE BONUS. During the Term of this Agreement, the Executive shall receive such annual bonus amount as the CEO of the Corporation may determine; provided, however, that the annual bonus of Executive shall not be less than $15,000 for any full calendar year of service hereunder. Such bonus shall be paid within thirty (30) days after the completion of the annual audit of the financial statements of the Corporation for such year, as evidenced by the issuance of the written opinion of the auditors with respect thereto.

                  c. BENEFIT PLANS. The Executive shall be entitled to participate in any plan of the Corporation relating to pension, deferred compensation, profit-sharing, stock purchase, group life insurance, medical insurance or other retirement or employee benefits that the Corporation may then have in force for the benefit of its executive employees, and for which he is otherwise eligible, including but not limited to paid family medical insurance, paid long-term disability insurance, and paid family dental insurance. In the event the Corporation institutes a stock option plan for its executives, Executive shall be eligible to participate in such plan.

                  d. EXPENSE REIMBURSEMENT. In addition to the compensation provided to the Executive pursuant to subparagraphs a., b. and c. hereof, and upon receipt of proper documentation, the Corporation agrees to reimburse the Executive for reasonable entertainment, travel, lodging and other miscellaneous expenses incurred on its behalf and related to the performance of his duties hereunder. The Corporation further agrees during the term of this Agreement to provide the Executive with an automobile allowance of $400 per month. The Corporation will provide and pay for Executive's monthly garage parking expenses.

         5.       Vacations.
                  ----------

         The Executive shall be entitled to an annual paid vacation of three (3) weeks per year. The timing of vacations shall be scheduled at a time mutually agreed upon between the Executive and the CEO and/or CAO, but in no event shall the Executive take more than two (2) weeks of vacation at any one time. The Executive shall not be entitled to receive any additional compensation for his unused vacation time.



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         6.       Termination of Employment.
                  --------------------------

                  a. The Executive's employment under this Agreement may be terminated by the Corporation for Cause. Any termination of the Executive other than for "Cause" shall not prejudice his right to receive:

                           (i) compensation in accordance with Paragraph 4 of
                  this Agreement for the remaining term thereof, and

                           (ii) the other benefits provided by this Agreement
                  for the remaining term thereof.

                  b. the Executive shall have no right to receive compensation or other benefits under this Agreement for any period after the date of termination for Cause. For purposes of this Agreement, termination for "Cause" shall include termination because of the Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses), habitual and excessive use of alcohol or controlled substances other than for therapeutic reasons, or material breach of any provision of this Agreement.

                  c. The CEO shall have the authority to make the determinations with respect to termination for Cause provided for under Subsections 6(a) and
(b) above.

                  d. This Agreement may be voluntarily terminated by the Executive at any time upon ninety (90) days' written notice to the Corporation or upon such shorter period as may be agreed upon between the Executive and the CEO of the Corporation. In the event of such termination, the Corporation shall be obligated only to continue to pay the Executive his salary up to the date of termination and those retirement and/or employee benefits which have been earned or become payable up to the date of termination.

                  e. If the Executive's employment terminates by reason of the Executive's Disability, as defined in Paragraph 7, the Corporation shall pay the Executive any benefits which pursuant to the terms of any compensation or benefit plan have been earned and have become payable, but which have not yet been paid to Executive, together with a pro rata portion of any additional compensation that the Executive would have been entitled to receive in respect of the year in which the Executive's date of termination occurs had he continued in employment until the end of such calendar year; however, there shall be no incentive bonus payable with respect to the year during which Executive's employment is terminated.



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         7.       Disability.
                  -----------

                  Executive shall be deemed to be disabled and the Corporation may terminate this Agreement if Executive shall, as a result of such Disability, fail to perform the duties required hereunder for any two (2) months during a consecutive three (3) month period. The Corporation may terminate the Executive's employment after having established his Disability which results in the Executive becoming eligible for long-term disability benefits. For purposes of this Agreement, "Disability" means a physical or mental infirmity which prevents the Executive from performing the essential functions of his position under this Agreement. In the event the Executive's employment is terminated by reason of Disability, he shall be entitled to the compensation and benefits provided for under this Agreement for any period prior to the establishment of the Executive's Disability during which he is unable to work due to a physical or mental infirmity.

         8.       Non-Solicitation and Non-Competition.
                  -------------------------------------

                  a. The Executive agrees that during the term of this Agreement, and for any period after the termination of this Agreement during which he continues to receive compensation under this Agreement, he will not directly or indirectly:

                           (i) Solicit, divert or take away any of the
customers, business or patronage of the Corporation or its subsidiaries or affiliates; or

                           (ii) Induce or attempt to influence any employee of
the Corporation or its subsidiaries or affiliates to terminate his or her employment therewith.

                  b. Executive agrees that during the term hereof and for six
(6) months from the date of the termination of Executive's employment hereunder, Executive shall not compete with the Corporation, on behalf of himself or any other person, firm, business or corporation, as follows: he shall not directly or indirectly (i) engage in the pay telephone business; or (ii) request or instigate any account or customer of the Corporation to withdraw, diminish, curtail or cancel any of its business with the Corporation. The scope of this agreement not to compete shall include any and all customers of the Corporation and any state served by the Corporation which operates 500 or more pay telephones at any time during the term hereof.

                  c. In the event of a breach or threatened breach of the Executive of the provisions of this Paragraph 8, the Corporation, or any duly authorized officer thereof, will be entitled to a temporary restraining order or injunction.

         9.       Successors; Binding Agreement.
                  ------------------------------

                  This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by his personal or legal representatives, successors, heirs,

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distributees, devisees, legatees and permitted assigns. This Agreement and all rights of the Corporation hereunder shall inure to the benefit of and be enforceable by its successors and permitted assigns.

         10.      No Assignments.
                  ---------------

                  This Agreement is personal to each of the parties hereto and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party.

         11.      Notices.
                  --------

                  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.

                  a.       If to the Corporation, to:

                           PhoneTel Technologies, Inc.
                           650 Statler Office Tower
                           1127 Euclid Avenue
                           Cleveland, Ohio 44115
                           Attention:  Chief Executive Officer and/or
                                       Chief Administrative Officer

                  b.       If to the Executive, to:

                           Richard Kebert
                           12115 Lyndway Drive
                           Valley View, Ohio 44125

and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

         12.      Amendments.
                  -----------

                  No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

         13.      Paragraph Headings.
                  -------------------

                  The Paragraph headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

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         14.      Severability.
                  -------------

         The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         15.      Governing Law.
                  --------------

         This Agreement shall, except to the extent that Federal law shall be deemed to preempt it, be governed by and construed and enforced in accordance with the laws of Ohio.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                  PHONETEL TECHNOLOGIES, INC.


                                  By /s/ Peter G. Graf
                                     ---------------------------------------
                                     Peter G. Graf,
                                           Chairman and Chief Executive Officer


                                  EXECUTIVE:
                                  /s/ Richard Kebert
                                  ------------------------------------------
                                  Richard Kebert




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